Exhibit 10(y)

Execution Version

AMENDED AND RESTATED FIRST LIEN PLEDGE AGREEMENT

THIS AMENDED AND RESTATED FIRST LIEN PLEDGE AGREEMENT, dated as of September 8, 2016 (as restated, amended, modified or supplemented from time to time, this “Agreement”), is given by K. HOVNANIAN JV HOLDINGS, L.L.C. (“JV Holdings”), each of the undersigned parties listed on SCHEDULE A hereto AND EACH OF THE OTHER PERSONS AND ENTITIES THAT BECOME BOUND HEREBY FROM TIME TO TIME BY JOINDER, ASSUMPTION OR OTHERWISE (each a “Pledgor” and collectively the “Pledgors”), as a pledgor of the equity interests in the Companies (as defined herein), as more fully set forth herein, to WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Joint Collateral Agent (as defined below), for the benefit of itself, the Trustees (as defined below), the Notes Collateral Agents (as defined below) and the Noteholders (as defined below) (the “Collateral Agent”).

WHEREAS, K. Hovnanian Enterprises, Inc., a California corporation (the “Issuer”), Hovnanian Enterprises, Inc., a Delaware corporation (“Hovnanian”), and each of the other guarantors party thereto (including the Initial Grantors) entered into the Indenture dated as of November 1, 2011 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “2011 Indenture”) with Wilmington Trust, National Association, as trustee (in such capacity, the “2011 Trustee”) and as collateral agent (in such capacity, the “2011 Collateral Agent”), pursuant to which the Issuer has issued, and may from time to time issue, (i) 2.00% Senior Secured Notes due 2021 (the “2.00% Notes”) and (ii) 5.00% Senior Secured Notes due 2021 (the “5.00% Notes”, and, together with the 2.00% Notes, the “2011 Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the 2011 Indenture, the Pledgors entered into the First Lien Pledge Agreement, dated as of November 1, 2011 (as heretofore amended, supplemented, amended and restated or otherwise modified from time to time, the “Existing Pledge Agreement”), in favor of the 2011 Collateral Agent, for the benefit of itself, the 2011 Trustee and the 2011 Noteholders (as defined below);

WHEREAS, the Issuer, Hovnanian and each of the other guarantors party thereto have entered into the Indenture dated as of September 8, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “9.50% Indenture” and together with the 2011 Indenture, the “Indentures”) with Wilmington Trust, National Association, as trustee (in such capacity, the “9.50% Trustee” and together with the 2011 Trustee, the “Trustees”) and collateral agent (in such capacity, the “9.50% Collateral Agent” and together with the 9.125% Collateral Agent, the “Notes Collateral Agents”), pursuant to which the Issuer has issued, and may from time to time issue, its 9.50% Senior Secured Notes due 2020 (the “9.50% Notes” and together with the 2011 Notes, the “Secured Notes”) upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the 9.50% Indenture, the Issuer, each of the Pledgors, the 2011 Collateral Agent and the 9.50% Collateral Agent have entered into the First Lien Collateral Agency Agreement, dated as of September 8, 2016 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “First Lien Collateral Agency Agreement”), pursuant to which the Issuer and the 9.50% Collateral Agent appointed the 2011 Collateral Agent to act as collateral agent on behalf of the 9.50% Secured Parties, in addition to acting as collateral agent on behalf of the 2011 Secured Parties, pursuant to this Agreement and the other Security Documents (the 2011 Collateral Agent, in such capacity as collateral agent for the Secured Parties, the “Joint Collateral Agent”) and the 2011 Collateral Agent accepted such appointment;

WHEREAS, in connection with the Indentures, the Pledgors are required to execute and deliver this Agreement to secure their obligations with respect to the Indentures and the Secured Notes;

WHEREAS, each Pledgor owns the outstanding capital stock, shares, securities, member interests, partnership interests and other ownership interests of the Companies;

WHEREAS, the Issuer is a member of an affiliated group of companies that includes Hovnanian, the Issuer’s parent company, and each Pledgor; and

WHEREAS, the Issuer and the Pledgors are engaged in related businesses, and each Pledgor will derive substantial direct and indirect benefit from the issuance of the Secured Notes.

NOW, THEREFORE, intending to be legally bound hereby, the parties hereto hereby agree to amend and restate the Existing Pledge Agreement in its entirety as follows:

1.     Defined Terms.

(a)     Except as otherwise expressly provided herein, capitalized terms used in this Agreement (including the recitals above) shall have the respective meanings assigned to them in the Indentures. Where applicable and except as otherwise expressly provided herein, terms used herein (whether or not capitalized) that are defined in Article 8 or Article 9 of the Uniform Commercial Code as enacted in the State of New York, as amended from time to time (the “Code”), and are not otherwise defined herein or in the Indentures shall have the same meanings herein as set forth therein.

(b)     “9.50% Noteholder” shall mean a “Holder” or “Holder of Notes” as defined in the 9.50% Indenture.

(c)     “9.50% Secured Obligations” shall mean all Indebtedness and other Obligations under, and as defined in, the 9.50% Indenture, the 9.50% Notes, the Guarantees (as defined in the 9.50% Indenture) and the related Noteholder Collateral Documents, together with any extensions, renewals, replacements or refundings thereof and all costs and expenses of enforcement and collection, including reasonable attorney’s fees, expenses and disbursements.

(d)     “9.50% Secured Parties” shall mean the collective reference to the Collateral Agent, the 9.50% Trustee, the 9.50% Collateral Agent and the 9.50% Noteholders, in each case to which Secured Obligations are owed.

(e)     “2011 Noteholder” shall mean a “Holder” or “Holder of Notes” as defined in the 2011 Indenture.

(f)     “2011 Secured Obligations” shall mean all Indebtedness and other Obligations under, and as defined in, the 2011 Indenture, the 2011 Notes, the Guarantees (as defined in the 2011 Indenture) and the related Noteholder Collateral Documents, together with any extensions, renewals, replacements or refundings thereof and all costs and expenses of enforcement and collection, including reasonable attorney’s fees, expenses and disbursements.

(g)     “2011 Secured Parties” shall mean the collective reference to the Collateral Agent, the 2011 Trustee, the 2011 Collateral Agent and the 2011 Noteholders, in each case to which Secured Obligations are owed.

(h)     “Collateral Agency Agreement” shall have the meaning ascribed to such term in the Security Agreement.

(i)     “Company” shall mean individually each Restricted Subsidiary of JV Holdings, including, without limitation, each of the entities listed on Schedule A hereto and “Companies” shall mean, collectively, all Restricted Subsidiaries of JV Holdings, including, without limitation, each of the entities listed on Schedule A hereto.

(j)     “Law” shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

(k)     “Margin Stock” shall have the meaning specified in Section 4(a).

(l)     “Noteholders” shall mean the collective reference to the 9.50% Noteholders and the 2011 Noteholders.

(m)     “Noteholder Collateral Document” shall mean any agreement, document or instrument pursuant to which a Lien is granted by any Pledgor to secure any Secured Obligations or under which rights or remedies with respect to any such Liens are governed, as the same may be amended, restated or otherwise modified from time to time.

(n)     “Noteholder Documents” shall mean collectively (a) the Indentures, the Secured Notes and the Noteholder Collateral Documents and (b) any other related document or instrument executed and delivered pursuant to any Noteholder Document described in clause (a) above evidencing or governing any Secured Obligations as the same may be amended, restated or otherwise modified from time to time.

(o)     “Official Body” shall mean any national, federal, state, local or other governmental or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

(p)     “Perfection Certificate” shall mean with respect to any Pledgor, a certificate substantially in the form of Exhibit C to the Security Agreement, completed and supplemented with the schedules contemplated thereby, and signed by an officer of such Pledgor.

(q)     “Pledged Collateral” shall mean and include the following with respect to each Company: (i) the capital stock, shares, securities, investment property, member interests, partnership interests, warrants, options, put rights, call rights, similar rights, and all other ownership or participation interests, in any Company owned or held by any Pledgor at any time including those in any Company hereafter formed or acquired, (ii) all rights and privileges pertaining thereto, including without limitation, all present and future securities, shares, capital stock, investment property, dividends, distributions and other ownership interests receivable in respect of or in exchange for any of the foregoing, all present and future rights to subscribe for securities, shares, capital stock, investment property or other ownership interests incident to or arising from ownership of any of the foregoing, all present and future cash, interest, stock or other dividends or distributions paid or payable on any of the foregoing, and all present and future books and records (whether paper, electronic or any other medium) pertaining to any of the foregoing, including, without limitation, all stock record and transfer books and (iii) whatever is received when any of the foregoing is sold, exchanged, replaced or otherwise disposed of, including all proceeds, as such term is defined in the Code, thereof; provided, however, that notwithstanding any of the other provisions set forth in this Agreement, this Agreement shall not constitute a grant of a security interest in, and the Pledged Collateral shall not include, (i) any property or assets constituting “Excluded Property” (as defined in the Indentures) or (ii) any property to the extent that such grant of a security interest is prohibited by any applicable Law of an Official Body, requires a consent not obtained of any Official Body pursuant to such Law or is prohibited by, or constitutes a breach or default under or results in the termination of or gives rise to any right of acceleration, modification or cancellation or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, or Pledged Note, any applicable shareholder or similar agreement governing such Investment Property, or Pledged Note except to the extent that such Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable Law including Sections 9-406, 9-407, 9-408 or 9-409 of the New York UCC (or any successor provision or provisions). The Collateral Agent agrees that, at any Pledgor’s reasonable request and expense, it will provide such Pledgor confirmation that the assets described in this paragraph are in fact excluded from the Pledged Collateral during such limited period only upon receipt of an Officers’ Certificate or an Opinion of Counsel to that effect. Notwithstanding the foregoing, in the event that Rule 3-16 of Regulation S-X under the Securities Act requires (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC of separate financial statements of any Pledgor that are not otherwise required to be filed, then the capital stock or other securities of such Pledgor shall automatically be deemed released and not to be and not to have been part of the Pledged Collateral but only to the extent necessary to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Noteholder upon the Collateral Agent’s receipt of an Officers’ Certificate from the Issuer stating that such amendment is permitted hereunder and that all conditions precedent to such amendment have been complied with, which the Collateral Agent shall be entitled to conclusively rely upon, to the extent necessary to evidence the release of the lien created hereby on the shares of capital stock or other securities that are so deemed to no longer constitute part of the Pledged Collateral.

(r)     “Secured Obligations” shall mean the collective reference to the 2011 Secured Obligations and the 9.50% Secured Obligations.

(s)     “Secured Parties” shall mean the collective reference to the 2011 Secured Parties and the 9.50% Secured Parties.

(t)     “Security Agreement” shall mean the Amended and Restated First Lien Security Agreement dated as of the date hereof among the Pledgors and the Collateral Agent, as amended, supplemented, amended and restated or otherwise modified from time to time.

2.     Grant of Security Interests.

(a)     To secure the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of all Secured Obligations, in full, each Pledgor hereby grants to the Collateral Agent a continuing first priority security interest under the Code in and hereby pledges to the Collateral Agent, in each case for its benefit and the ratable benefit of the Secured Parties, all of such Pledgor’s now existing and hereafter acquired or arising right, title and interest in, to, and under the Pledged Collateral, whether now or hereafter existing and wherever located, subject only to the Liens securing Permitted Liens.

(b)     Upon the execution and delivery of this Agreement, each Pledgor shall deliver to and deposit with the Collateral Agent (or with a Person designated by the Collateral Agent to hold the Pledged Collateral on behalf of the Collateral Agent) in pledge, all of such Pledgor’s certificates, instruments or other documents comprising or evidencing the Pledged Collateral, together with undated stock powers or similar transfer documents signed in blank by such Pledgor. In the event that any Pledgor should ever acquire or receive certificates, securities, instruments or other documents evidencing the Pledged Collateral, such Pledgor shall deliver to and deposit with the Collateral Agent in pledge, all such certificates, securities, instruments or other documents which evidence the Pledged Collateral.

3.     Further Assurances.

Prior to or concurrently with the execution of this Agreement, and thereafter at any time and from time to time, subject to the terms of the First Lien Collateral Agency Agreement, each Pledgor (in its capacity as a Pledgor and in its capacity as a Company) shall execute and deliver to the Collateral Agent all financing statements, continuation financing statements, assignments, certificates and documents of title, affidavits, reports, notices, schedules of account, letters of authority, further pledges, powers of attorney and all other documents (collectively, the “Security Documents”) as may be required under applicable law to perfect and continue perfecting and to create and maintain the first priority status of the Collateral Agent’s security interest in the Pledged Collateral, subject only to the Liens securing Permitted Liens and to fully consummate the transactions contemplated under this Agreement. Each Pledgor shall record any one or more financing statements under the applicable Uniform Commercial Code with respect to the pledge and security interest herein granted. Each Pledgor hereby irrevocably makes, constitutes and appoints the Collateral Agent (and any of the Collateral Agent’s officers or employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful attorney with power to sign the name of such Pledgor on all or any of the Security Documents which, pursuant to applicable law, must be executed, filed, recorded or sent in order to perfect or continue perfecting the Collateral Agent’s security interest in the Pledged Collateral in any jurisdiction. Such power, being coupled with an interest, is irrevocable until all of the Secured Obligations have been indefeasibly paid, in cash, in full.

4.     Representations and Warranties.

Each Pledgor hereby, jointly and severally, represents and warrants to the Collateral Agent as follows:

(a)     The Pledged Collateral of such Pledgor does not include Margin Stock. “Margin Stock” as used in this clause (a) shall have the meaning ascribed to such term by Regulation U of the Board of Governors of the Federal Reserve System of the United States;

(b)     The Pledgor has and will continue to have (or, in the case of after-acquired Pledged Collateral, at the time such Pledgor acquires rights in such Pledged Collateral, will have and will continue to have), title to its Pledged Collateral, free and clear of all Liens other than Permitted Liens;

(c)     The capital stock, shares, securities, member interests, partnership interests and other ownership interests constituting the Pledged Collateral of such Pledgor have been duly authorized and validly issued to such Pledgor, are fully paid and nonassessable and constitute one hundred percent (100%) of the issued and outstanding capital stock, member interests or partnership interests of each Company;

(d)     Upon the completion of the filings and other actions specified on Schedule B attached hereto, the security interests in the Pledged Collateral granted hereunder by such Pledgor shall be valid, perfected and of first priority, subject to the Lien of no other Person (other than Permitted Liens);

(e)     There are no restrictions upon the transfer of the Pledged Collateral (other than restrictions that have been waived pursuant to Section 24 hereof) and such Pledgor has the power and authority and unencumbered right to transfer the Pledged Collateral owned by such Pledgor free of any Lien (other than Permitted Liens) and without obtaining the consent of any other Person;

(f)     Such Pledgor has all necessary power to execute, deliver and perform this Agreement;

(g)     This Agreement has been duly executed and delivered and constitutes the valid and legally binding obligation of each Pledgor, enforceable in accordance with its terms, except to the extent that enforceability of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance;

(h)     Neither the execution or delivery by each Pledgor of this Agreement, nor the compliance with the terms and provisions hereof, will violate any provision of any Law or conflict with or result in a breach of any of the terms, conditions or provisions of any judgment, order, injunction, decree or ruling of any Official Body to which any Pledgor or any of its property is subject or any provision of any material agreement or instrument to which Pledgor is a party or by which such Pledgor or any of its property is bound;

(i)     Each Pledgor’s exact legal name is as set forth on such Pledgor’s signature page hereto;

(j)     The jurisdiction of incorporation, formation or organization, as applicable, of each Pledgor is as set forth on Schedule 1(a) to the Perfection Certificate;

(k)     Such Pledgor’s chief executive office is as set forth on Schedule 2(a) to the Perfection Certificate; and

(l)     All rights of such Pledgor in connection with its ownership of each of the Companies are evidenced and governed solely by the stock certificates, instruments or other documents (if any) evidencing ownership of each of the Companies and the organizational documents of each of the Companies, and no shareholder, voting, or other similar agreements are applicable to any of the Pledged Collateral or any of any Pledgor’s rights with respect thereto, and no such certificate, instrument or other document provides that any member interest, partnership interest or other intangible ownership interest in any limited liability company or partnership constituting Pledged Collateral is a “security” within the meaning of and subject to Article 8 of the Code, except pursuant to Section 5(f) hereof; and the organizational documents of each Company contain no restrictions (other than restrictions that have been waived pursuant to Section 24 hereof) on the rights of shareholders, members or partners other than those that normally would apply to a company organized under the laws of the jurisdiction of organization of each of the Companies; and, on the date hereof, none of the limited liability company interests or partnership interest constituting Pledged Collateral is represented by a certificate.

5.     General Covenants.

Each Pledgor, jointly and severally, hereby covenants and agrees as follows:

(a)     Each Pledgor shall do all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Pledged Collateral; and each Pledgor shall be responsible for the risk of loss of, damage to, or destruction of the Pledged Collateral owned by such Pledgor, unless such loss is the result of the gross negligence or willful misconduct of the Collateral Agent;

(b)     Each Pledgor shall appear in and defend any action or proceeding of which such Pledgor is aware which could reasonably be expected to affect, in any material respect, any Pledgor’s title to, or the Collateral Agent’s interest in, the Pledged Collateral or the proceeds thereof; provided, however, that with the prior written consent of the Collateral Agent, such Pledgor may settle such actions or proceedings with respect to the Pledged Collateral;

(c)     The books and records of each of the Pledgors and Companies, as applicable, shall disclose the Collateral Agent’s security interest in the Pledged Collateral;

(d)     To the extent, following the date hereof, any Pledgor acquires capital stock, shares, securities, member interests, partnership interests, investment property and other ownership interests of any of the Companies or any other Restricted Subsidiary or any of the rights, property or securities, shares, capital stock, member interests, partnership interests, investment property or any other ownership interests described in the definition of Pledged Collateral with respect to any of the Companies or any other Restricted Subsidiary, all such ownership interests shall be subject to the terms hereof and, upon such acquisition, shall be deemed to be hereby pledged to the Collateral Agent; and each Pledgor thereupon, in confirmation thereof, shall promptly deliver all such securities, shares, capital stock, member interests, partnership interests, investment property and other ownership interests (to the extent such items are certificated), to the Collateral Agent, together with undated stock powers or other similar transfer documents, and all such control agreements, financing statements, and any other documents necessary to implement the provisions and purposes of this Agreement or as the Collateral Agent may request related thereto;

(e)     Each Pledgor shall notify the Collateral Agent in writing within thirty (30) calendar days after any change in any Pledgor’s chief executive office address, legal name, or state of incorporation, formation or organization; and

(f)     During the term of this Agreement, no Pledgor shall permit or cause any Company which is a limited liability company or a limited partnership to (and no Pledgor (in its capacity as Company) shall) issue any certificates evidencing the ownership interests of such Company or elect to treat any ownership interests as securities that are subject to Article 8 of the Code unless such securities are immediately delivered to the Collateral Agent upon issuance, together with all evidence of such election and issuance and all Security Documents as set forth in Section 3 hereof and an updated Schedule C hereto.

6.     Other Rights With Respect to Pledged Collateral.

In addition to the other rights with respect to the Pledged Collateral granted to the Collateral Agent hereunder, at any time and from time to time, after and during the continuation of an Event of Default, the Collateral Agent, at its option and at the expense of the Pledgors, may, subject to the First Lien Collateral Agency Agreement, any Collateral Agency Agreement and any other intercreditor agreement entered into in connection with Indebtedness permitted under the Indentures: (a) transfer into its own name, or into the name of its nominee, all or any part of the Pledged Collateral, thereafter receiving all dividends, income or other distributions upon the Pledged Collateral; (b) take control of and manage all or any of the Pledged Collateral; (c) apply to the payment of any of the Secured Obligations, whether any be due and payable or not, any moneys, including cash dividends and income from any Pledged Collateral, now or hereafter in the hands of the Collateral Agent or any Affiliate of the Collateral Agent, on deposit or otherwise, belonging to any Pledgor, as the Collateral Agent in its sole discretion shall determine; and (d) do anything which any Pledgor is required but fails to do hereunder. The Collateral Agent shall endeavor to provide the Issuer with notice at or about the time of the exercise of its rights pursuant to the preceding sentence, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of any rights or remedies hereunder.

7.     Additional Remedies Upon Event of Default.

Upon the occurrence of any Event of Default and while such Event of Default shall be continuing, the Collateral Agent shall have, in addition to all rights and remedies of a secured party under the Code or other applicable Law, and in addition to its rights under Section 6 above and under the other Noteholder Documents, the following rights and remedies, in each case subject to the First Lien Collateral Agency Agreement, any Collateral Agency Agreement and any other intercreditor agreement entered into in connection with Indebtedness permitted under the Indentures:

(a)     The Collateral Agent may, after ten (10) days’ advance notice to a Pledgor, sell, assign, give an option or options to purchase or otherwise dispose of such Pledgor’s Pledged Collateral or any part thereof at public or private sale, at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Collateral Agent may deem commercially reasonable. Each Pledgor agrees that ten (10) days’ advance notice of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Pledgor recognizes that the Collateral Agent may be compelled to resort to one or more private sales of the Pledged Collateral to a restricted group of purchasers who will be obliged to agree, among other things, to acquire such securities, shares, capital stock, member interests, partnership interests, investment property or ownership interests for their own account for investment and not with a view to the distribution or resale thereof.

(b)     The proceeds of any collection, sale or other disposition of the Pledged Collateral, or any part thereof, shall be applied against the Secured Obligations, whether or not all the same be then due and payable, as provided in the First Lien Collateral Agency Agreement. The Collateral Agent shall incur no liability as a result of the sale of the Pledged Collateral, or any part thereof, at any private sale pursuant to this Section 7 conducted in accordance with the requirements of applicable laws. Each Pledgor hereby waives any claims against the Collateral Agent and the other Secured Parties arising by reason of the fact that the price at which the Pledged Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale or was less than the aggregate amount of the Secured Obligations, even if the Collateral Agent accepts the first offer received and does not offer the Pledged Collateral to more than one offeree, provided that such private sale is conducted in accordance with applicable laws and this Agreement. Each Pledgor hereby agrees that in respect of any sale of any of the Pledged Collateral pursuant to the terms hereof, the Collateral Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable laws, or in order to obtain any required approval of the sale or of the purchaser by any governmental authority or official, nor shall the Collateral Agent be liable or accountable to any Pledgor for any discount allowed by reason of the fact that such Pledged Collateral is sold in compliance with any such limitation or restriction.

8.     Collateral Agent’s Duties.

The powers conferred on the Collateral Agent hereunder are solely to protect its interest (on behalf of itself, the Notes Collateral Agents, the Trustees and the Noteholders) in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

9.     Additional Pledgors.

It is anticipated that additional persons may from time to time become Restricted Subsidiaries of JV Holdings, each of whom will be required to join this Agreement as a Pledgor hereunder to the extent that such new Subsidiary is required to become a Guarantor under the Indentures and owns equity interests in any other Person that is a Restricted Subsidiary. It is acknowledged and agreed that such new Restricted Subsidiaries of JV Holdings may become Pledgors hereunder and will be bound hereby simply by executing and delivering to the Collateral Agent a Supplemental Indenture (in the form of Exhibit B to the Indentures) and a Joinder Agreement in the form of Exhibit B to the Security Agreement. No notice of the addition of any Pledgor shall be required to be given to any pre-existing Pledgor, and each Pledgor hereby consents thereto.

10.     No Waiver; Cumulative Remedies.

No failure to exercise, and no delay in exercising, on the part of the Collateral Agent, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any further exercise thereof or the exercise of any other right, power or privilege. No waiver of a single Event of Default shall be deemed a waiver of a subsequent Event of Default. The remedies herein provided are cumulative and not exclusive of any remedies provided under the other Noteholder Documents or by Law, rule or regulation and the Collateral Agent may enforce any one or more remedies hereunder successively or concurrently at its option. Each Pledgor waives any right to require the Collateral Agent to proceed against any other Person or to exhaust any of the Pledged Collateral or other security for the Secured Obligations or to pursue any remedy in the Collateral Agent’s power.

11.     Waivers; Consents.

(a)     Each Pledgor hereby waives any and all defenses which any Pledgor may now or hereafter have based on principles of suretyship, impairment of collateral, or the like and each Pledgor hereby waives any defense to or limitation on its obligations under this Agreement arising out of or based on any event or circumstance referred to in the immediately preceding Section hereof. Without limiting the generality of the foregoing and to the fullest extent permitted by applicable law, each Pledgor hereby further waives each of the following:

(i)     All notices, disclosures and demands of any nature which otherwise might be required from time to time to preserve intact any rights against such Pledgor, including the following: any notice of any event or circumstance described in the immediately preceding Section hereof; any notice required by any law, regulation or order now or hereafter in effect in any jurisdiction; any notice of nonpayment, nonperformance, dishonor, or protest under any Noteholder Document or any of the Secured Obligations; any notice of the incurrence of any Secured Obligation; any notice of any default or any failure on the part of such Pledgor or the Issuer or any other Person to comply with any Noteholder Document or any of the Secured Obligations or any requirement pertaining to any direct or indirect security for any of the Secured Obligations; and any notice or other information pertaining to the business, operations, condition (financial or otherwise), or prospects of the Issuer or any other Person;

(ii)     Any right to any marshalling of assets, to the filing of any claim against such Pledgor or the Issuer or any other Person in the event of any bankruptcy, insolvency, reorganization, or similar proceeding, or to the exercise against such Pledgor or the Issuer, or any other Person of any other right or remedy under or in connection with any Noteholder Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any requirement of promptness or diligence on the part of the Collateral Agent, the Notes Collateral Agents, the Trustees, the Noteholders or any other Person; any requirement to exhaust any remedies under or in connection with, or to mitigate the damages resulting from default under, any Noteholder Document or any of the Secured Obligations or any direct or indirect security for any of the Secured Obligations; any benefit of any statute of limitations; and any requirement of acceptance of this Agreement or any other Noteholder Document, and any requirement that any Pledgor receive notice of any such acceptance; and

(iii)     Any defense or other right arising by reason of any Law now or hereafter in effect in any jurisdiction pertaining to election of remedies (including anti-deficiency laws, “one action” laws, or the like), or by reason of any election of remedies or other action or inaction by the Collateral Agent, the Notes Collateral Agents, the Trustees or the Noteholders (including commencement or completion of any judicial proceeding or nonjudicial sale or other action in respect of collateral security for any of the Secured Obligations), which results in denial or impairment of the right of the Collateral Agent, the Trustees or the Noteholders to seek a deficiency against the Issuer or any other Person or which otherwise discharges or impairs any of the Secured Obligations.

(b)     Each Pledgor (in its capacity as a Pledgor and, if applicable, in its capacity as a Company) hereby consents to the pledge of the Pledged Collateral to the Collateral Agent as contemplated hereby.

12.     Assignment.

All rights of the Collateral Agent under this Agreement shall inure to the benefit of its successors and assigns. All obligations of each Pledgor shall bind its successors and assigns; provided, however, that no Pledgor may assign or transfer any of its rights and obligations hereunder or any interest herein, and any such purported assignment or transfer shall be null and void.

13.     Severability.

Any provision (or portion thereof) of this Agreement which shall be held invalid or unenforceable shall be ineffective without invalidating the remaining provisions hereof (or portions thereof).

14.     Governing Law.

This Agreement and the rights and obligations of the parties under this Agreement shall be governed by, and construed and interpreted in accordance with, the Law of the State of New York, except to the extent the validity or perfection of the security interests or the remedies hereunder in respect of any Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

15.     Notices.

All notices, requests, demands, directions and other communications (collectively, “notices”) given to or made upon any party hereto under the provisions of this Agreement shall be given or made as set forth in Section 13.03 of the Indentures, and the Pledgors (in their capacity as Pledgors and in their capacity as Companies) shall simultaneously send to the Collateral Agent any notices such Pledgor or such Company delivers to each other regarding any of the Pledged Collateral.

16.     Specific Performance.

Each Pledgor acknowledges and agrees that, in addition to the other rights of the Collateral Agent hereunder and under the other Noteholder Documents, because the Collateral Agent’s remedies at law for failure of any Pledgor to comply with the provisions hereof relating to the Collateral Agent’s rights (i) to inspect the books and records related to the Pledged Collateral, (ii) to receive the various notifications any Pledgor is required to deliver hereunder, (iii) to obtain copies of agreements and documents as provided herein with respect to the Pledged Collateral, (iv) to enforce the provisions hereof pursuant to which any Pledgor has appointed the Collateral Agent its attorney-in-fact and (v) to enforce the Collateral Agent’s remedies hereunder, would be inadequate and that any such failure would not be adequately compensable in damages, such Pledgor agrees that each such provision hereof may be specifically enforced, subject to the First Lien Collateral Agency Agreement.

17.     Voting Rights in Respect of the Pledged Collateral.

So long as no Event of Default shall occur and be continuing under the Indentures, each Pledgor may exercise any and all voting and other consensual rights pertaining to the Pledged Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or the other Noteholder Documents; provided, however, that such Pledgor will not exercise or will refrain from exercising any such voting and other consensual right pertaining to the Pledged Collateral, as the case may be, if such action would have a material adverse effect on the value of any Pledged Collateral. At any time and from time to time, after and during the continuation of an Event of Default, no Pledgor shall be permitted to exercise any of its respective voting and other consensual rights whatsoever pertaining to the Pledged Collateral or any part thereof; provided, however, in addition to the other rights with respect to the Pledged Collateral granted to the Collateral Agent, the Trustees and the Noteholders for the benefit of itself, the Notes Collateral Agents, the Trustees and the Noteholders, hereunder, at any time and from time to time, after and during the continuation of an Event of Default and subject to the provisions of the First Lien Collateral Agency Agreement, any Collateral Agency Agreement and any other intercreditor agreement entered into in connection with Indebtedness permitted under the Indentures, the Collateral Agent may exercise any and all voting and other consensual rights of each and every Pledgor pertaining to the Pledged Collateral or any part thereof. The Collateral Agent shall endeavor to provide the Issuer with notice at or about the time of the exercise by Collateral Agent of the voting or other consensual rights of such Pledgor pertaining to the Pledged Collateral, provided that the failure to provide such notice shall not in any way compromise or adversely affect the exercise of Collateral Agent’s rights or remedies hereunder. Without limiting the generality of the foregoing and in addition thereto, Pledgors shall not vote to enable, or take any other action to permit, any Company to: (i) issue any other ownership interests of any nature or to issue any other securities, investment property or other ownership interests convertible into or granting the right to purchase or exchange for any other ownership interests of any nature of any such Company, except as expressly permitted by the Indentures; or (ii) enter into any agreement or undertaking restricting the right or ability of such Pledgor or the Collateral Agent to sell, assign or transfer any of the Pledged Collateral without the Collateral Agent’s prior written consent, except as permitted by the Indentures.

18.     Consent to Jurisdiction.

Each Pledgor (as a Pledgor and as a Company) hereby irrevocably and unconditionally:

(a)     submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Noteholder Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)     consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)     agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Pledgor at its address referred to in Section 8.02 of the Security Agreement or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d)     agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)     waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

19.     Waiver of Jury Trial.

EXCEPT AS PROHIBITED BY LAW, EACH PLEDGOR (AS A PLEDGOR AND, IF APPLICABLE, AS A COMPANY), EACH OF THE COMPANIES AND THE COLLATERAL AGENT, ON BEHALF OF ITSELF, THE TRUSTEES, THE NOTES COLLATERAL AGENTS AND THE NOTEHOLDERS, HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY A JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER DOCUMENTS OR TRANSACTIONS RELATING THERETO.

20.     Entire Agreement; Amendments.

(a)     This Agreement and the other Noteholder Documents constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements relating to a grant of a security interest in the Pledged Collateral by any Pledgor to the Collateral Agent.

(b)     At any time after the initial execution and delivery of this Agreement to the Collateral Agent, the Notes Collateral Agents, the Trustee and the Noteholders, additional Persons may become parties to this Agreement and thereby acquire the duties and rights of being Pledgors hereunder by executing and delivering to the Collateral Agent a Joinder Agreement pursuant to the Security Agreement. No notice of the addition of any Pledgor shall be required to be given to any pre-existing Pledgor and each Pledgor hereby consents thereto.

(c)     Except as expressly provided in (i) Section 9.01 of the Indentures, (ii) Section 9 with respect to additional Pledgors, (iii) Section 21 with respect to the release of Pledgors and Companies, (iv) Section 11.04 of the Indentures and (v) Section 8.01 of the Security Agreement with respect to reflecting the incurrence of Additional Secured Obligations (as defined in the Security Agreement) and the granting of Additional Pari Passu Liens (as defined in the Security Agreement), this Agreement may not be amended or supplemented except by a writing signed by the Collateral Agent and the Pledgors.

21.     Automatic Release of Related Collateral and Equity.

At any time after the initial execution and delivery of this Agreement to the Collateral Agent, the Pledgors and their respective Pledged Collateral and the Companies and may be released from this Agreement in accordance with and pursuant to Section 11.04 of the Indentures, or at the times and to the extent required by the First Lien Collateral Agency Agreement. No notice of such release of any Pledgor or such Pledgor’s Pledged Collateral shall be required to be given to any other Pledgor and each Pledgor hereby consents thereto.

22.     Counterparts; Electronic Transmission of Signatures.

This Agreement may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same instrument. Each Pledgor acknowledges and agrees that a telecopy or electronic (i.e., “e-mail” or “portable document folio” (“pdf”)) transmission to the Collateral Agent of the signature pages hereof purporting to be signed on behalf of any Pledgor shall constitute effective and binding execution and delivery hereof by such Pledgor.

23.     Construction.

The rules of construction contained in Section 1.02 of the Indentures apply to this Agreement.

24.     Waiver of Restrictions.

Each Pledgor agrees that any restriction on transfer (if any) of the Pledged Collateral contained in the organizational documents to which such Pledgor is a party, is hereby waived, and further agrees that any such restriction does not apply to the grant of security interest made hereunder or to any transfer of the Pledged Collateral to a Secured Party or any third party in connection with an exercise of remedies hereunder.

25.     First Lien Collateral Agency Agreement.

Notwithstanding anything herein to the contrary, the lien and security interest granted to the Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Collateral Agent hereunder are subject to the provisions of the First Lien Collateral Agency Agreement. In the event of any conflict between the terms of the First Lien Collateral Agency Agreement and this Agreement, the terms of the First Lien Collateral Agency Agreement shall govern.

26.     Collateral Agent Privileges, Powers and Immunities.

In the performance of its obligations, powers and rights hereunder, the Collateral Agent shall be entitled to the rights, benefits, privileges, powers and immunities afforded to it as Collateral Agent under the Indentures and the First Lien Collateral Agency Agreement. The Collateral Agent shall take or refrain from taking any discretionary action or exercise any discretionary powers set forth in this Agreement in accordance with, and subject to, the Indentures (it being understood and agreed that the actions and directions set forth in Section 9.01 of the Indentures are not discretionary) and the First Lien Collateral Agency Agreement. Notwithstanding anything to the contrary contained herein and notwithstanding anything contained in Section 9-207 of the New York UCC, the Collateral Agent shall have no responsibility for the creation, perfection, priority, sufficiency or protection of any liens securing Secured Obligations (including, but not limited to, no obligation to prepare, record, file, re-record or re-file any financing statement, continuation statement or other instrument in any public office). The permissive rights and authorizations of the Collateral Agent hereunder shall not be construed as duties. The Collateral Agent shall be entitled to exercise its powers and duties hereunder through designees, specialists, experts or other appointees selected by it with due care and shall not be liable for the negligence or misconduct of such appointees.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ John T. Needham, Jr.
Name: John T. Needham, Jr.
Title: Vice President

[Signature Page to First Lien Pledge Agreement]

Pledgors:

K. HOVNANIAN JV HOLDINGS, L.L.C

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice-President—Finance and Treasurer

ON BEHALF OF EACH OTHER ENTITY NAMED IN SCHEDULE A HERETO

By:	/s/ David Bachstetter
Name: David Bachstetter
Title: Vice-President—Finance and Treasurer

[Signature Page to First Lien Pledge Agreement]

SCHEDULE A

TO

PLEDGE AGREEMENT

K. Hovnanian at Eagle Heights, LLC

K. Hovnanian at Sunrise Trail, LLC

K. Hovnanian Building Company, LLC

K. Hovnanian Companies of Arizona, LLC

K. Hovnanian at Ladd Ranch, LLC

K. Hovnanian at Meridian Hills, LLC

K. Hovnanian JV Services Company, L.L.C.

K. Hovnanian's Sonata at The Preserve, LLC

K. Hovnanian Homes at Parkside, LLC

K. Hovnanian Parkside Holdings, LLC

Homebuyers Financial USA, LLC

HovWest Land Acquisition, LLC

K. Hovnanian at Cedar Lane Estates, LLC

K. Hovnanian Homes of Delaware I, LLC

K. Hovnanian HovWest Holdings, L.L.C.

K. Hovnanian Amber Glen, LLC

K. Hovnanian at Mystic Dunes, LLC

K. Hovnanian at The Highlands at Summerlake Grove, LLC

K. Hovnanian at Valletta, LLC

K. Hovnanian Cypress Creek, LLC

K. Hovnanian Homes of Florida I, LLC

K. Hovnanian Lake Parker, LLC

K. Hovnanian Montclaire Estates, LLC

K. Hovnanian Sereno, LLC

K. Hovnanian TerraLargo, LLC

Amber Ridge, LLC

K. Hovnanian at Amberley Woods, LLC

K. Hovnanian at Bradwell Estates, LLC

K. Hovnanian at Orchard Meadows, LLC

K. Hovnanian at Randall Highlands, LLC

K. Hovnanian at River Hills, LLC

K. Hovnanian at Silverwood Glen, LLC

K. HOVNANIAN AT TAMARACK SOUTH LLC

K. Hovnanian at Tanglewood Oaks, LLC

K. Hovnanian Homes of Maryland I, LLC

K. Hovnanian Homes of Maryland II, LLC

K. Hovnanian at Freehold Township II, LLC

K. Hovnanian at Manalapan IV, LLC

K. Hovnanian at Morris Twp II, LLC

K. Hovnanian TBD, LLC

K. Hovnanian's Four Seasons at Malind Bluff, LLC

K. Hovnanian DFW Berkshire II, LLC

K. Hovnanian DFW Berkshire, LLC

K. Hovnanian DFW Carillon, LLC

K. Hovnanian DFW Heatherwood, LLC

K. Hovnanian DFW Heron Pond, LLC

K. Hovnanian DFW Maxwell Creek, LLC

K. Hovnanian DFW Mustang Lakes, LLC

K. Hovnanian DFW Richwoods, LLC

K. Hovnanian at Canter V, LLC

K. Hovnanian at Dominion Crossing, LLC

K. Hovnanian at Embrey Mill, LLC

K. Hovnanian at Hunter's Pond, LLC

K. Hovnanian at Nicholson, LLC

K. Hovnanian at Pelham's Reach, LLC

K. Hovnanian at Raymond Farm, LLC

K. Hovnanian at Village of Round Hill, LLC

K. Hovnanian at Waterford, LLC

K. Hovnanian at Wellsprings, LLC

K. Hovnanian Homes at Willowsford Grange, LLC

K. Hovnanian Homes at Willowsford New, LLC

K. Hovnanian Homes of Virginia I, LLC

SCHEDULE B

Actions to Perfect

1.

With respect to each Pledgor organized under the laws of the state of California as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the California Secretary of State.

2.

With respect to each Pledgor organized under the laws of the state of Delaware as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Delaware Secretary of State.

3.

With respect to each Pledgor organized under the laws of the state of North Carolina as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the North Carolina Secretary of State.

4.

With respect to each Pledgor organized under the laws of the state of Virginia as identified on Schedule 2(b) of the Perfection Certificate, the filing of a Uniform Commercial Code Financing Statement that identifies the Collateral with the Virginia State Corporation Commission.

SCHEDULE C

None.